UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  January 28, 2016

Differential Brands Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1231 South Gerhart Avenue, Commerce, California	90022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  323-890-1800

Joe’s Jeans Inc.

2340 South Eastern Avenue

Commerce, California 90040

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On January 28, 2016, Differential Brands Group Inc. (formerly named Joe’s Jeans Inc.), a Delaware corporation (the “Company”), entered into the Credit Agreements (as defined below). The description of the Credit Agreements set forth below in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

On January 28, 2016, the Company also completed the issuance and sale of the Series A Preferred Stock (as defined below) and the Modified Convertible Notes (as defined below). In connection with the issuance of the Series A Preferred Stock and the Modified Convertible Notes, the Company entered into the Registration Rights Agreement (as defined below). The descriptions of the Series A Preferred Stock, Modified Convertible Notes and Registration Rights Agreement set forth below in Item 2.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement.

On January 28, 2016, in connection with the closing of the Credit Facilities (as defined below), the Company’s previously existing credit facility under the amended and restated credit agreement, dated as of September 11, 2015, among the Company, certain of its subsidiaries party thereto, The CIT Group/Commercial Services, Inc., as administrative and collateral agent, and the lenders and agents party thereto, was terminated and all outstanding obligations thereunder were repaid.

Item 2.01                                           Completion of Acquisition or Disposition of Assets.

On January 28, 2016, the Company completed the acquisition of all of the outstanding equity interests of RG Parent LLC, a Delaware limited liability company (“RG”), as contemplated by the Agreement and Plan of Merger, dated as of September 8, 2015 (as amended and restated effective as of September 8, 2015, the “Merger Agreement”), by and among RG, JJ Merger Sub LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub”), and the Company, for aggregate consideration of $81.0 million in cash (subject to adjustment to satisfy certain indebtedness of RG) and 8,870,968 shares of the Company’s common stock, par value $0.10 per share (“Common Stock”) (after giving effect to the Reverse Stock Split (as defined below)).  Pursuant to the Merger Agreement, among other things, Merger Sub was merged with and into RG, so that RG, as the surviving entity, became a wholly-owned subsidiary of the Company (the “Merger”).

Effective upon consummation of the Merger, the Company changed its name to Differential Brands Group Inc. and effected a reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding Common Stock such that each thirty shares of the Company’s issued and outstanding Common Stock was reclassified into one share of the Company’s issued and outstanding Common Stock, which Reverse Stock Split did not change the par value or the amount of authorized shares of the Company’s Common Stock. In connection with the change of the Company’s name, the Common Stock will become listed on The NASDAQ Capital Market under the symbol “DFBG” (although the letter “d” will be added to the end of the trading symbol for a period of 20 trading days from the effective date of the Reverse Stock Split to indicate that the Reverse Stock Split has occurred).

The Merger and the Merger Agreement are described in greater detail in the Company’s joint proxy and consent solicitation statement/prospectus filed with the Securities Exchange Commission on December 10, 2015 (the “Joint Proxy and Consent Solicitation Statement/Prospectus”) in the sections entitled “The Merger” beginning on page 62 and “Summary of Merger Agreement” beginning page 101, which information is incorporated herein by reference.  The description of the Merger and the Merger Agreement in the Joint Proxy and Consent Solicitation Statement/Prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Annex A to the Joint Proxy and Consent Solicitation Statement/Prospectus.

In connection with the Merger, on January 28, 2016, the Company completed issuance and sale of an aggregate of fifty thousand (50,000) shares of the Company’s preferred stock, par value $0.10 per share, designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), for an aggregate purchase price of $50 million in cash, as contemplated by the stock purchase agreement, dated as of September 8, 2015 (the “Stock Purchase Agreement”), by and between the Company and TCP Denim, LLC, a Delaware limited liability company (the “Series A Purchaser”).

The Company used the proceeds from the Stock Purchase Agreement and the debt financing provided by the Credit Facilities to, among other things, consummate the Merger and the transactions contemplated by the Merger Agreement. The information regarding the Credit Facilities set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

The Stock Purchase Agreement and the material terms of the Series A Preferred Stock as set forth in the form of Certificate of Designation (as defined below) are described in the Joint Proxy and Consent Solicitation Statement/Prospectus in the section entitled “Ancillary Agreements — Stock Purchase Agreement” beginning on page 131, which information is incorporated herein by reference.  The description of the Stock Purchase Agreement and the material terms of the Series A Preferred Stock as set forth in the form of Certificate of Designation in the Joint Proxy and Consent Solicitation Statement/Prospectus is qualified in its entirety by reference to the Stock Purchase Agreement and form of Certificate of Designation appended thereto, copies of which were filed as Annex D to the Joint Proxy and Consent Solicitation Statement/Prospectus.

Also in connection with the completion of Merger, on January 28, 2016, the Company completed the exchange of the Company’s outstanding convertible notes for (i) 1,167,317 shares of Common Stock (after giving effect to the Reverse Stock Split); (ii) a cash payment of approximately $8.6 million, before expenses; and (iii) an aggregate principal amount of approximately $16.5 million of modified convertible notes (the “Modified Convertible Notes”), as contemplated by the rollover agreement, dated September 8, 2015 (the “Rollover Agreement”), between the Company and the holders of its convertible notes.

The Rollover Agreement and the material terms of the Modified Convertible Notes are described in the Joint Proxy and Consent Solicitation Statement/Prospectus in the sections entitled “Ancillary Agreements — Rollover Agreement” beginning on page 133, which information is incorporated herein by reference.  The description of the Rollover Agreement and the material terms of the Modified Convertible Notes in the Joint Proxy and Consent Solicitation Statement/Prospectus is qualified in its entirety by reference to the Rollover Agreement and form of Modified Convertible Note appended thereto, copies of which were filed as Annex E to the Joint Proxy and Consent Solicitation Statement/Prospectus.

On January 28, 2016, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Series A Purchaser and certain of its affiliates, the noteholders party to the Rollover Agreement and Michael Buckley (who has been appointed as a director of the Company and as the Company’s Chief Executive Officer as set forth in Item 5.02 of this Current Report on From 8-K). Pursuant to the Registration Rights Agreement, and subject to the limitations described therein, the Company will provide certain demand and piggy back registration rights with respect to shares of Common Stock (i) issued to the parties to the Registration Rights Agreement in connection with the Merger Agreement and the Rollover Agreement and (ii) issuable upon conversion of the Series A Preferred Stock and the Modified Convertible Notes.

The description of the Series A Preferred Stock, the Modified Convertible Notes and the

Registration Rights Agreement set forth above and incorporated by reference herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, the form of Modified Convertible Note and the Registration Rights Agreement filed herewith as Exhibits 4.2, 4.3 and 10.1, respectively, and incorporated herein by reference.

A copy of the Company’s press release, dated January 28, 2016, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 28, 2016 (the “Closing Date”), the Company and certain of its subsidiaries entered into (i) a new credit and security agreement (the “ABL Credit Agreement”) with Wells Fargo Bank, National Association, as lender, and (ii) a new credit and security agreement with TCW Asset Management Company, as agent, and the lenders party thereto (the “Term Credit Agreement”, and together with the ABL Credit Agreement, the “Credit Agreements”).

The ABL Credit Agreement provides for a senior secured asset-based revolving credit facility (the “Revolving Facility”) with commitments in an aggregate principal amount of $40 million.  The Term Credit Agreement provides for a senior secured term loan credit facility (the “Term Facility”, and together with the Revolving Facility, the “Credit Facilities”) in an aggregate principal amount of $50 million. The Term Facility matures on the date that is 5 years after the Closing Date.  The Revolving Facility matures on the date that is the earlier of 5 years after the Closing Date and the date which is 90 days prior to the maturity date of the Term Facility.  The amount available to be drawn under the Revolving Facility will be based on the borrowing base values attributed to eligible accounts receivable and eligible inventory.

Certain domestic subsidiaries of the Company are co-borrowers under the Credit Agreements.  The obligations under the Credit Agreements are guaranteed by the domestic subsidiaries of the Company that are not co-borrowers under the Credit Agreements and are secured by substantially all assets of the Company and its domestic subsidiaries.

There are no scheduled payments under the Revolving Facility.  The Term Facility will be subject to quarterly payments of principal as follows: (i) 0.25% for each of the first four fiscal quarters; (ii) 0.625% for each of the four fiscal quarters thereafter; (iii) 1.25% for each of the next following four fiscal quarters; (iv) 1.875% for each of the next following four fiscal quarters; and (v) 2.50% for each fiscal quarter thereafter, with the balance payable at maturity.

The Term Facility includes mandatory prepayments customary for credit facilities of its nature, including, subject to certain exceptions: (i) 100% of the net cash proceeds from issuances of debt that is not permitted and certain equity issuances; (ii) 100% of the net cash proceeds from certain non-ordinary course asset sales, subject to customary exceptions and reinvestment rights; (iii) 100% of certain insurance proceeds and condemnation recoveries, subject to customary exceptions and reinvestment rights; (iv) 100% of the net cash proceeds from certain extraordinary receipts; and (v) a variable percentage of excess cash flow of 50% or 25% depending on the Company’s senior leverage ratio. Outstanding loans under the Term Facility may be prepaid at any time at the option of the Company subject to customary “breakage” costs with respect to LIBO rate loans. Subject to certain exceptions, prepayments of loans under the Term Facility are subject to a prepayment premium of (i) 2.00% during the first year after the Closing Date and (ii) 1.00% during the second year after the Closing Date.  The Revolving Facility is required to be prepaid to the extent extensions of credit thereunder exceed the applicable borrowing base.  Outstanding loans under the Revolving Facility may be prepaid at any time at the option of the Company without premium or penalty, other than customary “breakage” costs with respect to LIBO rate loans.

The ABL Credit Agreement provides that, subject to customary conditions, the Company and certain of its subsidiaries as borrowers thereunder may seek to obtain incremental commitments under the Revolving Facility in an aggregate amount not to exceed $10 million.  The Term Credit Agreement provides that, subject to customary conditions, the Company and certain of its subsidiaries as borrowers thereunder may seek to obtain incremental term loans under the Term Facility in an aggregate amount not to exceed $50 million.  The Company does not currently have any commitments for such incremental loans under either Facility.

Borrowings under the Credit Agreements will bear interest at a rate equal to either, at the Company’s option, an adjusted base rate or the LIBO rate (subject to a 0.50% floor for borrowings under the Term Facility), in each case plus an applicable margin.  The applicable margins for borrowing under the Term Facility (which varies based on the Company’s senior leverage ratio) range from 8.00% to 6.00% for base rate loans and 9.00% to 7.00% for LIBO rate loans.  The applicable margin for borrowings under the Revolving Facility is 0.50% for base rate loans and 1.75% for LIBO rate loans.  An unused commitment fee equal to 0.25% per annum of the average daily amount by which the total commitments under the Revolving Facility exceeds the outstanding usage under the Revolving Facility will be payable monthly in arrears.

The Credit Agreements contain customary representations and warranties, events of default and covenants, including, among other things and subject to certain exceptions, covenants that restrict the ability of the Company and its subsidiaries to incur additional indebtedness, create or permit liens on assets, engage in mergers or consolidations, dispose of assets, make prepayments of certain indebtedness, pay certain dividends and other restricted payments, make investments, and engage in transactions with affiliates.  The Term Credit Agreement requires the Company to comply with financial maintenance covenants to be tested quarterly (beginning with the second fiscal quarter ending after the Closing Date), consisting of a maximum senior leverage ratio, a maximum net senior rent adjusted leverage ratio and a minimum fixed charge coverage ratio. The ABL Credit Agreement requires the Company to comply with a minimum fixed charge coverage ratio to be tested monthly if excess availability under the Revolving Facility is less than 10% of the lesser of the commitments under the Revolving Facility and the borrowing base or during specified events of defaults.  If an event of default under a Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal amount outstanding thereunder, together with all accrued and unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The description of the Credit Facilities set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement and the Term Credit Agreement filed herewith as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the Modified Convertible Notes is incorporated herein by reference.

Item 3.02                                           Unregistered Sales of Equity Securities.

The disclosure under Item 2.01 of this Current Report on Form 8-K relating to (i) the Common Stock issued pursuant to the Rollover Agreement, (ii) the Common Stock issuable upon conversion of the Modified Convertible Notes, (iii) the Series A Preferred Stock sold pursuant to the Stock Purchase Agreement, and (iv) the shares of Common Stock issuable upon conversion of the Series A Preferred Stock is incorporated herein by reference. The issuance of such securities upon the closing of the Merger was made in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(a)(2) thereof because such issuance does not involve a public offering. The securities contain a restrictive legend advising that the securities may not be offered for sale, sold, transferred or assigned without having first been registered under the Securities Act or pursuant to an exemption from the Securities Act.

The description of the Registration Rights Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03                                           Material Modification to Rights of Security Holders.

Information concerning amendments to the Company’s certificate of incorporation set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In connection with the consummation of the Merger, on January 28, 2016, Samuel J. Furrow resigned from his position as Interim Chief Executive Officer and Chairman of the Board of Directors, and each of Joanne Calabrese and Suhail R. Rizvi resigned as directors of the Company (the “Resignations”).

(c) In connection with the consummation of the Merger, on January 28, 2016, Michael Buckley was elected as Chief Executive Officer of the Company.

Information regarding Mr. Buckley contained in the section of the Joint Proxy and Consent Solicitation Statement/Prospectus entitled “Executive Officers — Executive Officers Post Consummation of the Merger” beginning on page 259 is incorporated herein by reference.

On January 28, 2016, in connection with the transactions contemplated by the Merger Agreement, the Company entered into an employment agreement with Mr. Buckley. Pursuant to the terms of the employment agreement, Mr. Buckley will serve as Chief Executive Officer, reporting to the Company’s Board of Directors, for an initial three-year term with automatic, one-year renewal terms, unless the Company or Mr. Buckley gives notice 180 days prior to the end of the then-current term.

The employment agreement provides that the Company will pay Mr. Buckley an annual base salary of $600,000 and that Mr. Buckley will be eligible to receive an annual bonus of up to 150% of his base salary, based on the Company’s achievement of annual EBITDA targets set by the Compensation Committee of the Board of Directors (the “Compensation Committee”) after consultation with Mr. Buckley.

The employment agreement also provides that the Company will grant Mr. Buckley a restricted stock unit award in respect of 433,764 shares of Company common stock (the “RSU Award”). The RSU Award will vest in annual installments over a three-year period with the first installment vesting on December 31, 2016, subject to Mr. Buckley’s continued employment through the applicable vesting dates. The Company will also grant Mr. Buckley a performance share unit award in respect of 347,011 shares of Company common stock (the “PSU Award”). The PSU Award will vest in annual installments over a three-year period, based on the Company’s achievement of EBITDA targets set by the Compensation Committee and subject to Mr. Buckley’s continued employment through the applicable vesting dates. The employment agreement further provides that the RSU Award and the PSU Award will be settled in cash in the event that there are insufficient shares of the Company’s common stock available to settle the applicable award in Company common stock and that unvested portions of the PSU Award in any completed year will be eligible for vesting in subsequent years to the extent that the subsequent year EBITDA target is exceeded and the excess is sufficient to make up for a prior year shortfall. Upon a “change in control” (as defined in the employment agreement), any unvested portions of the RSU Award and PSU Award will immediately vest.

In the event of a termination of Mr. Buckley’s employment by the Company without “cause” or in the event that Mr. Buckley resigns for “good reason” (each, as defined in the employment agreement), in either case, prior to the expiration of the agreement’s then-current term, the Company will pay Mr. Buckley severance equal to 3.75 times his base salary. Upon such termination or resignation, Mr. Buckley and his dependents will receive continued coverage under the Company’s group health insurance plans for a period of up to 18 months, any unvested portion of the RSU Award will immediately vest, 50% of the unvested portion of the PSU Award will immediately vest and 50% of the unvested portion of the PSU Award will remain outstanding through completion of the applicable performance period and vest based on actual achievement of the performance metrics. In the event such resignation or termination occurs following the Company’s first fiscal quarter of any year, the employment agreement provides that Mr. Buckley will also be entitled to a prorated annual bonus for the year in which his employment terminates. The Company’s obligation to provide the foregoing severance benefits is subject to Mr. Buckley’s execution and non-revocation of a release of claims against the Company and its affiliates.

The employment agreement also contains customary provisions relating non-disclosure and non-disparagement. In addition, the employment agreement includes 12-month, post-termination non-competition and non-solicitation provisions.

(d) Pursuant to the Stock Purchase Agreement, the Certificate of Designation and in connection with the consummation of the Merger, on January 28, 2016, the Series A Purchaser designated Matthew Eby, William Sweedler and Andrew Tarshis to serve together with the Company’s continuing directors, Kelly Hoffman and Kent Savage, following the Resignations. The Board of Directors then appointed (i) Walter McLallen and Michael Buckley as directors of the Company; (ii) William Sweedler as Chairman of the Board of Directors; and (iii) members to each of the committees of the Board of Directors as follows:

Audit Committee

Walter McLallen

Kelly Hoffman

Kent Savage

Compensation and Stock Option Committee

Andrew Tarshis

William Sweedler

Walter McLallen

Nominating and Governance Committee

William Sweedler

Matthew Eby

Kent Savage

(e) Information concerning the employment agreement with Mr. Buckley set forth under Item 5.02(c) of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03                                           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Following approval by the Company’s stockholder at the annual meeting of stockholders held January 15, 2016 and the consummation of the Merger, the Company filed with the Secretary of State of the State of Delaware the Company’s Eighth Amended and Restated Certificate of Incorporation that amends it certificate of incorporation as follows:

•                  the name of the Company was changed from “Joe’s Jeans Inc.” to “Differential Brands Group Inc.”; and

•                  the addition of a new Article Fourth to effect the Reverse Stock Split, which Reverse Stock Split did not change the par value or the amount of authorized shares of the Company’s Common Stock.

In connection with the name change and the consummation of the Reverse Stock Split, the Company issued a new form of Common Stock certificate to its stockholders, a specimen of which is attached as Exhibit 4.1 to the Current Report on Form 8-K, which information is incorporated by reference.

Also in connection with the consummation of the Merger, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware, which created the Series A Preferred Stock, and resulted in the issuance of 50,000 shares of preferred stock, par value $0.10 per share.

The amendment to the Company’s certificate of incorporation related to the Reverse Stock Split is described in the Joint Proxy and Consent Solicitation Statement/Prospectus in the sections entitled “Proposal 5 — The Reverse Stock Split Proposal” beginning on page 240, which information is incorporated herein by reference. The disclosure under Item 2.01 of this Current Report on Form 8-K relating to the Stock Purchase Agreement is incorporated herein by reference.

The foregoing description of the Certificate of Designation and the Company’s Eighth Amended and Restated Certificate of Incorporation included above and incorporated herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation and the Eighth Amended and Restated Certificate of Incorporation, filed herewith as Exhibits 3.1 to this Current Report on Form 8-K.

(b)                                 In connection with the completion of the Merger, the Company’s board of directors approved a change to the Company’s fiscal year end from November 30 to December 31. Because the transition period is one month, no transition report will be filed.

Item 9.01                                           Financial Statements and Exhibits.

(a)  Financial statements of business acquired.

The Company intends to file any financial statements that may be required by Item 9.01(a) of Form 8-K with respect to the Merger within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(a)(4) of Form 8-K.

(b)  Pro Forma financial information.

The Company intends to file the pro forma financial information required by Item 9.01(b) of Form 8-K with respect to the Merger within 71 calendar days after the date that this Form 8-K was required to be filed pursuant to Item 9.01(b)(2) of Form 8-K.

(d)  Exhibits

3.1	Eighth Amended and Restated Certificate of Incorporation of Differential Brands Group Inc.

4.1	Specimen Common Stock Certificate of Differential Brands Group Inc.

4.2	Certificate of Designation of Preferred Stock of Differential Brands Group Inc.

4.3	Form of Subordinated Convertible Note of Differential Brands Group Inc.

10.1	Registration Rights Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and the investors named therein.

10.2

Credit and Security Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, and Wells Fargo Bank, National Association, as lender.

10.3

Credit and Security Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, each of the lenders party thereto, and TCW Asset Management Company, as agent.

99.1	Press Release of Differential Brands Group Inc. dated January 28, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Differential Brands Group Inc.

January 29, 2016	By:	/s/ Hamish Sandhu
		Name:	Hamish Sandhu
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Eighth Amended and Restated Certificate of Incorporation of Differential Brands Group Inc.

4.1	Specimen Common Stock Certificate of Differential Brands Group Inc.

4.2	Certificate of Designation of Preferred Stock of Differential Brands Group Inc.

4.3	Form of Subordinated Convertible Note of Differential Brands Group Inc.

10.1	Registration Rights Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and the investors named therein.

10.2

Credit and Security Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, and Wells Fargo Bank, National Association, as lender.

10.3

Credit and Security Agreement, dated as of January 28, 2016, by and among Differential Brands Group Inc. and certain of its subsidiaries party thereto, each as a Borrower or Guarantor, each of the lenders party thereto, and TCW Asset Management Company, as agent.

99.1	Press Release of Differential Brands Group Inc. dated January 28, 2016.